UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2012

EOS Preferred Corporation

(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-25193	04-3439366
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1271 Avenue of the Americas 46th Floor New York, New York		10020
(Address of Principal Executive Offices)		(Zip Code)

(212) 377-1503

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 12, 2012, the Board of Directors (the “Board”) of EOS Preferred Corporation (the “Corporation”) unanimously approved, subject to obtaining the approval or non-objection of the Office of the Comptroller of the Currency (“OCC”) to the extent required by law or regulation or policy of the OCC, the voluntary complete liquidation and dissolution of the Corporation as being advisable and in the best interests of the Corporation’s stockholders and adopted a Plan of Liquidation and Dissolution of the Corporation (the “Plan”). On March 13, 2012, Aurora Bank FSB (“Aurora Bank”), in its capacity as the holder of all of the outstanding common stock of the Corporation, approved the liquidation and dissolution of the Corporation and the Plan. The Corporation intends to begin the liquidation and winding up immediately and the Corporation will be completely dissolved at a date to be determined by the Board.

In connection with the Corporation’s anticipated liquidation, the Board approved the voluntarily delisting of the Corporation’s 8.50% Non-Cumulative Exchangeable Preferred Stock, Series D (“Series D Preferred Stock) from The NASDAQ Stock Market. The Corporation intends to declare one or more liquidating distributions in cash to the holders of shares of Series D Preferred Stock representing the full liquidation preference on the Series D Preferred Stock of $25.00 per share, plus any accrued but unpaid dividends thereon from January 1, 2012, the beginning of the dividend period in which the liquidation occurs, to the date of liquidation. The delisting of the Series D Preferred Stock is expected to occur concurrently with payment of the liquidating distribution to the holders of shares of Series D Preferred Stock.

The Corporation further intends to declare one or more liquidating distributions in cash to the holders of shares of its 8% Cumulative Non-convertible Preferred Stock, Series B (“Series B Preferred Stock”) representing the full liquidation amount of $1,000 per share plus any accumulated and unpaid dividends thereon. The Corporation intends to mail a separate notice of the anticipated liquidation to each holder of shares of Series D Preferred Stock and Series B Preferred Stock with additional details. After the distributions to the holders of the Series D Preferred Stock and Series B Preferred Stock have been made, the remaining net assets of the Corporation, if any, will be distributed to Aurora Bank as the sole common shareholder of the Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOS Preferred Corporation
(Registrant)

Date: March 14, 2012	By:	/s/ Brian Kuelbs
Brian Kuelbs
President